Exhibit 21.1

SUBSIDIARIES OF ALEXION PHARMACEUTICALS, INC.

Columbus Farming Corporation (New York)

100% owned by Registrant

Alexion Antibody Technologies, Inc. (California)

100% owned by Registrant